Exhibit 10.1

THIRD EMPLOYMENT AGREEMENT AMENDMENT

This THIRD AMENDMENT (this “Amendment”) entered into on April 2, 2026, to the EMPLOYMENT AGREEMENT entered into May 12, 2016 (as amended by the amendments dated August 15, 2019 and August 11, 2021, the “Original Agreement”), between Cheniere Energy, Inc., a Delaware corporation (the “Company”), and Jack A. Fusco (“Executive”).

RECITALS

WHEREAS, the parties desire to amend the Original Agreement in accordance with the provisions of Section 15(f) thereof (the Original Agreement as amended hereby, the “Employment Agreement”);

NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, the parties agree to amend the Original Agreement as follows:

1.The first sentence of Section 2 of the Original Agreement is amended in its entirety to read as follows:

“Executive shall be employed as President and Chief Executive Officer of the Company and, effective as of May 14, 2026, as Chairman of the Board of Directors of the Company (the “Board”), and shall report directly to the Board.”

2.Section 7(e)(i) of the Original Agreement is amended in its entirety to read as follows:

“(A) Any material reduction in Executive’s duties or responsibilities as Chief Executive Officer as in effect immediately prior thereto, or assignment of duties materially inconsistent with Executive’s title and authority (including the appointment of an Executive Chairman of the Company who is not Executive) or (B) removal of Executive from the position of Chairman (effective as of May 14, 2026) or Chief Executive Officer of the Company, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by Executive other than for Good Reason;”

3.Section 9(c)(v) of the Original Agreement is amended in its entirety to read as follows:

“Executive’s outstanding long-term incentive awards shall continue to vest in accordance with their terms, notwithstanding Executive’s termination of employment.”

4.All terms not herein defined shall have the meanings ascribed to them in the Original Agreement. Except as specifically provided in this Amendment, the Original Agreement shall not be modified or amended in any manner whatsoever and shall remain in full force and effect.

5.This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and such counterpart together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the day and year first above written.

CHENIERE ENERGY, INC.

By:	/s/ Sean N. Markowitz
Name:	Sean N. Markowitz
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

By:	/s/ Jack A. Fusco
Name:	Jack A. Fusco